                                                                     EXHIBIT 3.2



                          AMENDED AND RESTATED BY-LAWS
                                       OF
                             M-TRON INDUSTRIES, INC.

                                    ARTICLE I

                                     OFFICES

         SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. All meetings of the stockholders shall be held in the manner provided in the notice of the meeting or at such place either within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. Annual meetings of stockholders, commencing with the year 2001, shall be held in the first week in May or at such other date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as properly may be brought before the meeting.

         SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given as required by law to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         SECTION 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time

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thereof and may be inspected by any stockholder who is present.

         SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given as required by law not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 8. The holders of one-third (1/3) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 10. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

         SECTION 11. Every person entitled to vote or execute consents, waivers or releases in respect of shares of stock may do so in person or by one or more agents authorized by a written dated proxy executed by him. A photographic or similar reproduction of a proxy or a telegram, cablegram,



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wireless or similar transmission of a proxy sent by such person is a sufficient writing. No proxy shall be valid after one (1) year from its date of execution unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held.

         SECTION 12. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         SECTION 13. Notice of any stockholders meeting may be waived, in writing, by any stockholder, either before or after the time stated therein and, if any stockholder entitled to vote is present at a stockholders meeting and does not protest, prior to or at the commencement of the meeting, the lack of receipt of proper notice, such stockholder shall be deemed to have waived notice of such meeting.

         SECTION 14. At any annual or special meeting of stockholders, proposals by stockholders shall be considered only if advance notice thereof has been given timely as provided herein. Notice of any proposal to be presented by any stockholder at any meeting of stockholders shall be given to the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the date of the meeting; PROVIDED, HOWEVER, that if the date of the meeting first is announced or disclosed publicly less than seventy (70) days prior to the date of the meeting, such notice shall be given not more than ten (10) days after such date first is so announced or disclosed. No additional public announcement or disclosure of the date of any annual meeting of stockholders need be made if the Corporation previously shall have disclosed, in these by-laws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any stockholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the class and number of all shares of each class of stock of the Corporation beneficially owned by such stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). The Chairman of the meeting, if the facts warrant, shall determine and declare whether such notice has not been duly given and if he should so determine he shall so declare to the meeting and direct that the proposal not be considered.

         SECTION 15. Only persons who are nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this


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Section 15. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close a business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person who the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear in the Corporation's books, of such stockholder and
(ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedure set forth in this Section 15. The Chairman of the meeting, if the facts warrant, shall determine and declare to the meeting the nomination was not made in accordance with procedures described by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. The number of directors which shall constitute the whole board shall be not less than two (2) nor more than nine (9). The first Board of Directors shall consist of three (3) directors. Thereafter, within the limits above as specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

         SECTION 2. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected


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and shall qualify, unless sooner displaced. If there are not directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily may order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

         SECTION 3. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of directors.

         SECTION 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

         SECTION 7. Special meetings of the Board of Directors may be called by the Chairman of the Board on one (1) day's notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only director, in which case special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of the sole director.

         SECTION 8. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.


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         If a quorum shall not be present at any meeting of the Board of
Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 9. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         SECTION 10. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                             COMMITTEES OF DIRECTORS

         SECTION 11. The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, unanimously may appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all paper which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151 (a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no committee shall have the power or authority to declare a dividend or to


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authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         SECTION 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                            COMPENSATION OF DIRECTORS

         SECTION 13. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid for their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              REMOVAL OF DIRECTORS

         SECTION 14. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                   ARTICLE IV

                                     NOTICES

         SECTION 1. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, and except as otherwise provided in same, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail; PROVIDED, HOWEVER, that such notice may be given to a stockholder in writing by electronic transmission in a form to which such stockholder has consented and such notice shall be deemed to be given at the time when the same is sent.

         SECTION 2. Whenever any notice is required to be given under provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



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                                    ARTICLE V

                                    OFFICERS

         SECTION 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and Chief Executive Officer, a Secretary, and a Chief Financial Officer and, when deemed necessary by the Board of Directors, a Chairman of the Board of Directors. The Board of Directors also may choose one or more additional vice presidents, assistant secretaries and assistant financial officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

         SECTION 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President and Chief Executive Officer, a Secretary and a Chief Financial Officer and, it deemed necessary, a Chairman of the Board of Directors.

         SECTION 3. The Board of Directors may appoint such other officers and agent as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         SECTION 5. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                       CHAIRMAN OF THE BOARD OF DIRECTORS

         SECTION 6.The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors at which he shall be present, and shall have responsibility, together with the President and Chief Executive Officer, for corporate planning. He also shall perform such other duties and have such other responsibilities as may be assigned or delegated to him by the Board of Directors.

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

         SECTION 7. The President and Chief Executive Officer shall be the chief executive officer of the Corporation and the chief operating officer of the Corporation and, subject to the provisions of these By-Laws and to the direction of the Board of Directors, shall have general and active supervision and control of all the business and affairs of the Corporation and shall perform all duties and enjoy all power commonly incident to the chief executive officer and otherwise as may be delegated to him by the Board of Directors, or which are or may at any time be


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authorized or required by law. In the absence of the Chairman of the Board of
Directors, the President and Chief Executive Officer shall preside at and act as Chairman of all meetings of the stockholders and of the Board of Directors. The President and Chief Executive Officer shall have power to sign certificates of stock, to sign and execute all contracts and instruments of conveyance in the name of the Corporation, to sign checks, drafts, notes and orders for the payment of money, and to discharge agents and employees, subject to the approval of the Board of Directors.

                               THE VICE PRESIDENT

         SECTION 8. In the absence of the President or in the event of his inability or refusal to act, such Vice President as may be designated by the Board of Directors (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall have all the powers of and be subject toall the restrictions upon the President. Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or President from time to time may prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         SECTION 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceeding of the meetings of the Corporation and of the Board of Directors in books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties and have such other powers as may be prescribed from time to time by the Board of Directors, Chairman of Board, or President. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors or Chairman of the Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         SECTION 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be not such determination, then in the order of their election), in the absence of the Secretary or in the event of his inability or refusal to act, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

            CHIEF FINANCIAL OFFICER AND ASSISTANT FINANCIAL OFFICERS

         SECTION 11. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books


                                       -9-

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belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

         SECTION 12. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall renderto the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of financial condition of the Corporation.

         SECTION 13. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         SECTION 14. The Assistant Financial Officer, or if there shall be more than one, the Assistant Financial Officers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), in the absence of the Chief Financial Officer or in the event of his inability or refusal to act, shall perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

         SECTION 1. The shares of the Corporation may be represented by a certificate or may be uncertificated. Certificates shall be signed by, or in the name of the Corporation by, the President, and the Chief Financial Officer or an Assistant Financial Officer, or the Secretary or an Assistant Secretary of the Corporation.

         Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face


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or the back of the certificate which the Corporation shall issue to represent such class or series of stock, provided, that, except as otherwise provided in
Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirement, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock the Corporation shall cause to be sent to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporate Law of Connecticut or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designation, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         SECTION 3. The Board of Directors may direct a certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the


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transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance shall be made to the person entitled thereto and the transaction shall be recorded upon the books of Corporation.

                               FIXING RECORD DATE

         SECTION 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of change, conversion or exchange of stock, or for the purpose of other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shallnot be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.




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



                                   ARTICLE VII

                               GENERAL PROVISIONS

                                    DIVIDENDS

         SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         SECTION 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and conditions of the Corporation.

                                     CHECKS

         SECTION 4. All checks or demands for money and notes of Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

         SECTION 5. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                      SEAL

         SECTION 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.




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


                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 1. These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                   ARTICLE IX

                                   FISCAL YEAR

         SECTION 1. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


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